Exhibit 99.1

Contact: Corinne Racine or Sara Camp

L.C. Williams & Associates

312/565-3900

cracine@lcwa.com or scamp@lcwa.com

Trex Company Appoints Brian J. Taylor as Chief Commercial Officer

Industry veteran brings more than 25 years of sales, marketing, and commercial leadership experience to newly created role

WINCHESTER, Va., August 24, 2026 - Trex Company (NYSE: TREX), the world's largest manufacturer of wood-alternative decking and railing, today announced the appointment of Brian J. Taylor as the company's first Chief Commercial Officer (CCO).

In this newly created role, Taylor will lead Trex's commercial organization, with responsibility for sales, marketing, and information technology. In bringing these functions together, Trex is creating a more integrated, customer-focused approach to demand generation, channel engagement, digital capabilities, and revenue growth.

"We see significant opportunity to further align our commercial capabilities and drive growth through enhanced customer experience," said Adam Zambanini, President and Chief Executive Officer of Trex Company. "During our national search, it became clear that Brian’s varied experience leading sales, marketing, and digital transformation teams positions him well to lead this integrated new function within Trex. In addition, his proven track record driving profitable growth and developing high-performing teams within large commercial organizations provides us with strong confidence in his ability to lead execution and create long-term value for our stakeholders. We are excited to welcome him to Trex."

Taylor joins Trex from POOLCORP, the world's largest wholesale distributor of swimming pool supplies, equipment and outdoor living products, where he served as Vice President of Sales for North America. In that role, he led commercial strategy and execution across a multi-billion-dollar business, overseeing sales transformation initiatives, pricing optimization, national accounts and digital sales platforms.

Prior to POOLCORP, Taylor spent 24 years with The Sherwin-Williams Company, where he served in a series of leadership positions across sales and marketing including serving as Senior Vice President of Global Marketing & Sales for the company's $6.8 billion Performance Coatings Group. During his tenure, he led initiatives that accelerated growth, improved profitability, advanced digital capabilities, and enhanced commercial integration across multiple business units. He also served as Senior Vice President of Sales & Marketing for Sherwin-Williams' North American Paint Stores Group, helping lead an $11.2 billion commercial organization supporting thousands of sales professionals and retail locations.

“I am thrilled to join Trex at such a transformational moment in the company’s history,” said Taylor. “Trex is incredibly well positioned to leverage the intersection of our brand, our channel partners and our digital capabilities to better serve customers and drive sustained growth.”

Trex recently launched five strategic priorities to define a focused, durable path to long-term profitable growth and increased shareholder value. The Chief Commercial Officer position will drive three of those key functions including: creating an unbreakable bond with end users, optimizing channels for growth, and enabling growth through enhanced data-driven decision making. By unifying these strategic priorities and the commercial team under one senior leader, Trex will improve commercial execution, deepen customer engagement, and support continued market share gains across the outdoor living category.

Taylor holds a Bachelor of Science in Marketing Management from Sacred Heart University and an MBA from Pace University's Lubin School of Business.

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About Trex Company, Inc.

For more than 30 years, Trex Company [NYSE: TREX] has invented, reinvented and defined the wood-alternative decking category. Today, the company is the world’s #1 brand of premium, sustainable, wood-alternative decking and residential railing, and a leader in high-performance, low-maintenance outdoor living products. Boasting the industry’s strongest distribution network, Trex sells products through more than 6,700 retail outlets across six continents. Through strategic licensing agreements, the company offers a comprehensive outdoor living portfolio that includes deck drainage, flashing tapes, deck lighting, outdoor kitchen components, fencing, pergolas, spiral stairs, lattice, cornhole and outdoor furniture – all marketed under the Trex® brand.

Based in Winchester, Va., Trex is proud to have been named America’s Most Trusted® Outdoor Decking^ for the past 6 years (2021-2026) and included in Newsweek’s list of the Most Trustworthy Companies in America 2026. Additionally, USA Today included Trex on its 2026 list of “America’s Climate Leaders.” The company has also been ranked on Barron’s list of the 100 Most Sustainable U.S. Companies (2024 and 2025), was named one of America’s Most Responsible Companies 2024 by Newsweek, highlighted as one of the 100 Best ESG Companies by Investor’s Business Daily, and named the Sustainable Brand Leader in the decking category by Green Builder Media for 16 consecutive years. For more information, visit Trex.com. You may also follow Trex on Facebook (trexcompany), Instagram (trexcompany), X (Trex_Company), LinkedIn (trex-company), TikTok (trexcompany), Pinterest (trexcompany) and Houzz (trex-company-inc), or view product and demonstration videos on the brand’s YouTube channel (TheTrexCo).

^2021-2026 DISCLAIMER: Trex received the highest numerical score in the proprietary Lifestory Research 2021-2026 America’s Most Trusted® Outdoor Decking studies. Study results are based on the experiences and perceptions of people surveyed. Your experiences may vary. Visit www.lifestoryresearch.com